Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 29, 2022, in this Amendment No. 1 to the Registration Statement on Form S-4 and Form S-1 (File No. 333-288622) and related Prospectus of Mesa Air Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 14, 2025